UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2008

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
Telephone: (727) 820-5151
State of Incorporation: Florida

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2008, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Progress Energy, Inc. (the “Company”) amended the Performance Share Sub-Plan (the “Sub-Plan”) and the Form of Restricted Stock Unit Award Agreement (the “RSU Agreement”) of the 2007 Equity Incentive Plan of which officers participate that would be considered “named executive officers” for Securities and Exchange Commission reporting purposes for the Company and its registered subsidiaries, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc.  Progress Energy’s executive officers serve as officers and/or directors of various Progress Energy subsidiaries. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries.

The amendments to the Sub-Plan primarily involved administrative changes as well as providing the following for grants of performance shares made in 2008 or thereafter:
•	Early retirement eligibility was revised to require the employee to be at least age 55 with at least 10 years of service;
•
Early vesting was reduced from full vesting to pro rata vesting in the following cases:  early retirement, death (for awards with more than 6 months left in the performance period), and termination due to divestiture (for awards with more than 6 months left in the performance period);

•
Payment calculation was changed to pay out at target upon early vesting from death or termination due to divestiture (where the death or termination occurs with more than 6 months left in the performance period) or upon completion of a change-in-control of the Company; and

•
A provision was added for early vesting of a pro rata portion of the performance shares outstanding resulting from a termination due to disability with the payment to be based on actual performance at the end of the applicable performance period.

The amendments to the RSU Agreement primarily involved administrative changes as well as providing that, for grants made in 2008 or thereafter, (i) vesting of restricted stock units (“RSUs”) based on early retirement is reduced from full vesting to pro rata vesting and (ii) the RSUs will vest in one-third increments annually over the three years following the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
CAROLINA POWER & LIGHT COMPANY,
d/b/a PROGRESS ENERGY CAROLINAS, INC. and
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:	/s/ Frank A. Schiller
Frank A. Schiller
Vice President

Date: March 20, 2008